    As filed with the Securities and Exchange Commission on May 7, 2001

                      Registration Statement No. 323-63226



                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                   Form SB-2A
             Registration Statement under the Securities Act of 1933


                               TRADEAWAY.COM, INC.
                 (Name of small business issuer in its charter)

                                     Nevada
            (State or jurisdiction of Incorporation or Organization)

                                      54189
            (Primary Standard Industrial Classification Code Number)

                                   81-0532061
                     (I.R.S. Employer of incorporation No.)


                  112 South Broadway, Manhattan, Montana, 59715
                              Phone (406) 284-6546
          (Address and telephone number of principal executive offices and principal place of business)


                         Mr. Thomas H. Langel, President
                               TradeAway.Com, Inc.
                               112 South Broadway
                              Manhattan, Mt, 59715
                              Phone (406) 284-6546
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            Mr. John T. Tansey, Esq.
                          1730 K Street, NW, Suite 304
                              Washington, DC, 20006
                              Phone (202) 508-1459

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  As soon as practicable and from time to time
             after the effective date of this Registration Statement
                (Approximate date of proposed sale to the public)




If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462 (c.) under the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE
=====================================================================

Common Stock, $0.001 par value
(Title of each class of securities to be registered)

(Dollar amount to be registered)...................................... $3,000,000

(Proposed maximum offering price per unit)............................      $3.00

(Proposed maximum aggregate offering price)........................... $3,000,000

(Amount of registration fee)..........................................      $ 750

=====================================================================


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              TRADEAWAY.COM, INC.
                       1,000,000 SHARES OF COMMON STOCK
                              AT $3.00 PER SHARE



This Prospectus relates to the sale of up to 1,000,000 shares of common stock, at $0.001 par value by Tradeaway.Com, Inc. The Company, and registered securities dealers as may be selected by the Company, will sell all or such portion of the Common Stock as the Company may determine. The Company elects not to use an underwriting firm. The minimum offering is $105,000 and all checks and subscription agreements will be held in an escrow amount until this number of shares is sold. The amounts will then be released and all subsequent subscriptions will be made available to the Company immediately. The securities dealers selected as selling agents by the Company will be paid a fee of up to 10% of the sales price of the securities to be sold. Persons who wish to purchase Shares in this offering must submit a Share Purchase Agreement together with the required payment to the Company. The minimum subscription is 300 Shares.


An electronic format of this Offering Circular is available on the Company's Internet World Wide Web Site at http://www.tradeaway.com and shares may be purchased electronically at that site.


THE SECURITIES OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE COMPANY IS A RECENTLY FORMED, DEVELOPMENT STAGE COMPANY WITHOUT ANY HISTORY OF PROFITABLE OPERATION. THERE IS CURRENTLY NO MARKET FOR THIS STOCK.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  OFFERING        COMMISSIONS           PROCEEDS TO
                                    PRICE         AND FEES(1)          THE COMPANY(3)
                                ----------        -----------          --------------
PER SHARE                            $3.00            $0.30                  $2.70
                                ----------        -----------          --------------
TOTAL MINIMUM(2)                  $105,000          $10,500                $94,500
                                ----------        -----------          --------------
TOTAL MAXIMUM                   $3,000,000         $300,000             $2,700,000
                                ----------        -----------          --------------


1) The Company reserves the right to use registered securities dealers as selling agents and to pay them a fee of up to 10% of the sales price of the securities to be sold.


2) The Company will place all checks in an escrow account until the minimum subscription amount is reached at which time the funds will be released to the Company. All subsequent funds received will be made available to the Company when received. If the minimum subscription amount of $105,000 is not received by ___________, 2001, all amounts collected to that date will be returned to the investors, unless extended by the Company.

3) Assuming that all sales are made through selling agents being paid 10%. The figure set forth in this column will be higher if the commissions are less or the Company effects sales itself.

The Company, subject to certain conditions, is offering the Shares and reserves the right to withdraw or cancel such offers and reject any order, in whole or in part.


            THE DATE OF THIS PROSPECTUS IS  _____________________

Table of Content                                                       Page Number
Summary of Prospectus                                                       1
Risk Factors                                                                3
Use of Proceeds                                                             7
Determination of Offering Price                                             8
Dilution                                                                    8
Selling Security Holders                                                    9
Plan of Distribution                                                        9
Legal Proceedings                                                          10
Directors, Executive Officers, promoters & Controlling Persons             10
Security Ownership of Certain Beneficial Owners and Management             12
Description of Securities                                                  13
Interests of Named Experts and Counsel                                     14
Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities                                            14
Organization Within Last Five Years                                        15
Description of Business                                                    15
Management's Discussion of Analysis or Plan of Operation                   20
Description of Property                                                    22
Certain Relationships & Related Transactions                               21
Market for Common Equities and Related Stockholder Matter                  21
Executive Compensation                                                     22
Financial Statements                                                       22
Changes in and Disagreement with Accountants                               22
Indemnification of Directors and Officers                                  22
Other Expenses of Issuance and Distribution                                23
Recent Sale of Unregistered Securities                                     23
Exhibits                                                                   23
Undertakings                                                               24

                     **************************************
                              SUMMARY OF PROSPECTUS
                     **************************************

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the "Risk Factors" section, review our financial statements and review other information that is incorporated by reference in this prospectus.

PROSPECTUS

TradeAway.Com, Inc. has its administrative office and mailing address located at 112 South Broadway, Manhattan, Montana, 59715, telephone (406) 284-6546, Fax
(406) 284-6678, e-mail LANGEL@TRADEAWAY.COM. The fiscal year ends December 31.


The date of this prospectus is _____________, 2001.


SUMMARY INFORMATION ABOUT THE COMPANY


Prior to this offering, there has been no public market for the common stock. We are offering up to a total of 1,000,000 shares of common stock, on a best-efforts, 35,000 shares minimum ($105,000), 1,000,000 shares maximum. The offering price is $3.00 per share. The funds will be placed in an escrow account until the minimum subscription amount has been received at which the funds will be released to the Company. If the minimum subscription amount is not received by September 30, 2001, all amounts collected by that date will be returned to the investor. All subsequent subscriptions will be made available to the Company as they are received and there will be no refunds. The offering will be for a period of six months and may be extended for another six months at the discretion of the Company. Management believes that the $3 million to be raised in this offering will be sufficient to reach a break-even income from operations level. Investing in the common stock involves certain risks. See "Risk Factors".


The Company was incorporated in the State of Nevada on May 19, 2000 as TradeAway.Com, Inc. In order to do business in the State of Montana, the Company was required to register with the Secretary of State of Montana. Upon receipt of the registration statement and payment of the proper fees, the corporation is qualified to do business in the State of Montana. The qualification was approved by the Montana Secretary of State on November 9, 2000. The Company has been in the development stage since inception and has generated small amounts of revenues from operations.


TradeAway is a person-to-person e-commerce venue that provides the means for a business or person to acquire goods or services through a medium where cash is not a requirement for a transaction to occur. Buyers may purchase goods or services either by paying the seller in cash or without using cash, by using their own goods or services in exchange for the goods or services they seek. Additionally, buyers and sellers compete with other buyers and sellers for the listed products and services listed by buyers or the products or services wanted by the buyer on an "auction format" on the website. See the "Business" section for a more detailed description of business operations.


On May 19, 2000 the Company issued 8,453,067 shares of common stock at par value $0.001per share to Thomas H. Langel, founder and director. Currently Mr. Langel controls 87.9% of the issued and outstanding stock. After the offering, assuming all shares are sold, he will control 79.1% of the issued and outstanding shares. Mr. Langel is the only director and effectively has control of the company even after the offering

THE OFFERING


Prior to this offering, there has been no public market for the common stock. We are offering up to a total of 1,000,000 shares of common stock, on a best-efforts, 35,000 shares minimum ($105,000), 1,000,000 shares maximum ($3,000,000). The offering price is $3.00 per share. The funds will be placed in an escrow account until the minimum subscription amount has been received at which the funds will be released to the Company. If the minimum subscription amount is not received by September 30, 2001, all amounts collected by that date will be returned to the investor. All subsequent subscriptions will be made available to the Company as they are received and there will be no refunds. The offering will be for a period of six months and may be extended for another six months at the discretion of the Company. The Company believes that the $3 million will be sufficient to reach a "break-even" income from operations level. Investing in the common stock involves certain risks. See "Risk Factors".


The following is a brief description of this offering. Please see the "Plan of Distribution; Terms of the Offering" in this prospectus for a more detailed description of the terms of the offering.


Securities Being Offered                    Up to 1,000,000 shares of common stock, par value $0.001.
Offering Price per Share                    $3.00
Offering Period                             The shares are being offered for a period up to 180 days from
                                            Effective date unless extended by
                                            the Company for another 180 days.
Net Proceeds to the Company                 Approximately $2,700,000 maximum and
                                            $94,500 minimum. If the minimum
                                            offering is not reached by September
                                            30, 2001, all funds collected by
                                            that date will be returned to the
                                            investor.
Use of Proceeds                             See "Use of Proceeds"
Number of Shares Outstanding
    Prior to the Offering                   9,000,000
Number of Shares Outstanding
    After the Offering                      10,000,000 maximum and 9,035,000 minimum.
Plan of Distribution                        The Company plans to sell the shares by its officers and
                                            directors and by selected registered
                                            securities dealers as the Company
                                            may determine.
Underwriter                                 None.
Trading of Shares                           The shares are currently
                                            trading only through privately
                                            negotiated transactions.
Exchange Registration                       The Company intends to qualify for an exchange registration as soon as possible after the
                                            minimum offering is sold and will
                                            register with Standard & Poors and
                                            other appropriate financial
                                            entities.



ELECTRONIC FORMAT OF OFFERING CIRCULAR.

An electronic version of this Offering Circular is available on the Company's Internet World Wide Web Site at http:// WWW.TRADEAWAY.COM. The paper format of this Offering Circular contains descriptions and/or transcripts of material and graphic images that are included in the electronic format of this Offering Circular. The Shares may be purchased electronically at such time as the registration statement filed with the Securities and Exchange Commission is effective.



                        *********************************
                                  RISK FACTORS
                        *********************************


AN INVESTMENT IN THE SHARES OFFERED BY THE COMPANY IN THIS OFFERING INVOLVES A HIGH DEGREE OF RISK, SHOULD BE REGARDED AS SPECULATIVE, AND SHOULD NOT BE MADE BY ANY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

IF ANY OF THE FOLLOWING RISKS OCCUR, THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AFFECTED. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING THE COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE COMPANY OR THAT THE COMPANY CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR ITS BUSINESS OPERATIONS OR FINANCIAL CONDITION. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONCERNING THE COMPANY AND ITS BUSINESS, BEFORE PURCHASING THE SHARES OFFERED.

ANTICIPATED LOSSES


As a developmental stage company, the Company must invest heavily in infrastructure, applications development, Internet site and related hardware and software, and sales and marketing. Currently, registering as a user and the standard listings on the Internet web site are available free of charge. The Company has started to charge for certain other services, however, the income is not enough to cover expenses and the Company expects to incur losses for the foreseeable future. The Company expects to be able to break even upon completion of this offering, however, there can be no assure that it will ever achieve or maintain profitability or generate cash from operations. (See "Description of Business")


FLUCTUATIONS IN OPERATING RESULTS


Given the current developmental status of the Company and the rapidly evolving nature of the markets in which the Company will be competing, the Company expects to experience significant fluctuations in its future operating results due to a variety of factors, many of which are outside its control. Factors that may adversely affect the Company's future operating results include the following: 1) The continued overall acceptance and use of the Internet and online services and increasingly consumer acceptance of the Internet as a medium for commerce; 2) The level of traffic on the Company's web site; 3) The Company's ability to continually upgrade its systems and infrastructure and attract new personnel in a timely and effective manner; 4) The announcement or introduction of new sites, services and products by the Company and its competitors; 5) Technical difficulties and system downtime or Internet brownouts; 6) The amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure;
7) General economic conditions and economic conditions specific to the Internet and online commerce; and 8) Lack of operating experience in Internet commerce. The Company anticipates that completion of this offering will be sufficient to achieve a break even point from operations by the time the placement is completed. Due to the above factors, the Company's operating results may fall below the expectations of management and its business could suffer significantly.


INABILITY TO MANAGE GROWTH


In order to maximize potential growth in the Company's market opportunities, the Company believes that it must expand rapidly and significantly in the market place. This impetus for expansion will place a significant strain on the Company's management, operational and financial resources. In order to manage growth, the Company must implement and continually improve its operational and financial systems, expand operations, attract and retain superior management and train, manage and expand its employee base. The Company can give no assurance that it will effectively manage the rapid expansion of its operations, that its systems, procedures or controls will adequately support its operations or that the company's management will successfully implement the plan described in this Registration Statement. If the

Company cannot effectively manage its growth, business and financial condition, then the results of operations could suffer a material adverse effect.


INVESTORS WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION


The offering price of the Shares offered hereby is higher than the tangible book value per share of Common Stock. Because prior purchasers of Common Stock paid less than the offering price of the Shares, purchasers of the Shares offered hereby will be subject to immediate and substantial economic dilution in the net tangible book value attributable to the Common Stock of $2.75 per share if the maximum number of shares are sold and $3.01 if the minimum number of shares are sold. (See "Dilution").


BROAD DISCRETION IN THE USE OF PROCEEDS

The Board of Directors and management of the Company will have broad discretion in allocating the net proceeds of the Offering, which creates uncertainty for shareholders and could adversely affect the Company's financial condition and future results of operations.

ARBITRARY OFFERING PRICE


The offering price of the Shares offered hereby was arbitrarily determined by the Company and bears no relationship to earnings, asset value, book value or any other recognized criteria of value. The purchaser may not be able to sell their shares for the price that they paid for them.


NEED FOR ADDITIONAL FINANCING


The offering minimum established by the Company is $105,000 (35,000 Shares). As a result, upon reaching the minimum, all subscriptions accepted by the Company will be made available for the Company's immediate use. Should the Company fail to raise the total amount of the Offering, the Company may be unable to implement the plan described in this Offering Circular.




The Company expects that it may require additional financing in subsequent years to expand into a dominant force in Internet barter and exchange industry.. The additional financing would be used primarily for software development and online and offline marketing to establish brand name recognition. The Company can give no assurance that it will successfully negotiate or obtain additional financing, or that it will obtain financing on terms favorable or acceptable to the Company. The Company does not have any commitments for additional financing. The Company's ability to obtain additional capital depends on market conditions, the global economy and other factors outside its control. If the Company does not obtain adequate financing or such financing is not available on acceptable terms, the Company's ability to finance its expansion, develop or enhance products or services to respond to competitive pressure would be significantly limited. The Company's failure to secure necessary financing could have a material adverse effect on its business, prospects, financial conditions and results of operations.


DEVELOPMENT OF THE INTERNET INFRASTRUCTURE


The Company's business model depends on the Internet infrastructure. This dependence on the Internet infrastructure may prove problematic for a number of reasons, including: 1) Inadequate development of the necessary infrastructure for communication speed, access and server reliability; 2) Security and confidentiality concerns; 3) Lack of development of complementary products, such as high-speed modems, and high-speed communication lines; 4) Implementation of competing technologies;

5) Delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity; and 6) United States and foreign governmental regulation.


The Company expects Internet use to grow in number of users and volume of traffic. The Internet infrastructure may be unable to support the demands placed on it by this continued growth. If these factors limit the acceptance or effectiveness of Internet products, the Company's business could suffer dramatically.

UNCERTAIN ACCEPTANCE OF THE INTERNET

The market for the Company's services has only recently begun to develop and will continue to evolve rapidly. As a result, demand and market acceptance of products and services over the Internet remain uncertain. Moreover, since the market for its services is new and evolving, the Company cannot accurately predict the size of this market or its future growth rate, if any. The success of the Company's services will depend substantially upon the widespread acceptance and use of the Internet by a broad base of consumers. Rapid growth in the use of the Internet is a recent phenomenon. For the Company to succeed, consumers who have historically used other means must accept and utilize novel ways of conducting business and exchange information. The Company cannot assure you that a broad base of consumers will accept the Internet as an effective way of conducting business and exchanging information or selecting credit and insurance products. If the Company's online services do no achieve market acceptance or if the Internet does not become a viable way of conducting business and exchanging information, the Company's business, results of operations and financial condition would suffer a material adverse effect and the Company may be unable to sustain its operations.

DEVELOPING MARKET - UNPROVEN ACCEPTANCE OF THE COMPANY'S SERVICES

The markets for the Company's services have only recently begun to develop, and are rapidly evolving and are characterized by an increasing number of market entrants who have introduced or developed various business and services sites on the Internet and on the World Wide Web. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's services do not achieve or sustain market acceptance, the Company's business, operating results and financial condition will be materially and adversely affected.

COMPETITION


The online commerce market for product and service exchanging over the Internet is new, evolving and may become intensely competitive. To the best of management's knowledge, no entity is currently active in the non-cash barter auction Internet format. Since transactions on the TradeAway site may include cash transactions, all sites that transact barter, trade, auction or exchanges are current or potential competitors. Certain of the Company's competitors may devote greater resources to marketing and promotional campaigns and devote substantially more resources to web site and development. Increased competition may result in reduced operating margins and a diminished brand franchise. The Company cannot assure potential investors that the Company will compete successfully against future competitors.


INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

The Company's success depends substantially upon its proprietary technology, including its patent pending Barter Auction software. The Company will rely on a combination of trademark, copyright and trade secret laws, as well as confidentiality agreements and technical measures to protect its proprietary rights. Much of the Company's proprietary information may not be patentable, and the Company cannot assure you that it will develop other proprietary products or technologies that are patentable and that any patent, if issued, would give it a competitive advantage, or that such patent will not be challenged by third parties, or that the patent of others may not have a material adverse effect on the Company's ability to do business. The Company will apply to register certain trademarks, or claim certain trademark rights, in the United States and/or foreign jurisdictions. The Company cannot assure you that its means of protecting its proprietary rights will suffice or that the Company's competitors will not independently develop competitive technology or duplicate our services or design around patents or other intellectual property rights issued to the Company.

RAPID TECHNOLOGY CHANGE

The Internet and online commerce industries typically experience rapid technological change, changing market conditions and customer demands and the emergence of new industry standards and practices that could render the Company's web site and proprietary technology obsolete. The Company's future success will substantially depend on its ability to enhance its services and proprietary technology and respond to technological advances in a timely and cost-effective manner. The development of the web site and other proprietary technology entails significant technical and business risk. The Company cannot assure you that it will succeed in developing and using new technologies or in adapting its proprietary technology and systems to meet emerging industry standards and customer requirements. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in responding to changing market conditions or customer requirements, or if its new products and services do not achieve market acceptance, its business, prospects, results of operations and financial condition would suffer a material adverse effect.

RELIANCE ON KEY MANAGEMENT PERSONNEL.

The Company's performance depends substantially on the continued services and performance of its senior management and other key personnel. The Company's performance also depends on its ability to retain and motivate its other qualified officers and key employees. The loss of services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and results of operation. The Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for such personnel is intensive, and the Company's failure to attract and retain the necessary technical, managerial and marketing personnel could have a material adverse effect on its business, prospects, financial condition and results of operations.

RISK OF SYSTEM FAILURE

The Company's success depends substantially on its ability to deliver high quality, uninterrupted Internet hosting. This requires that the Company protect its computer equipment and the information stored in its servers. The Company's systems will be vulnerable to damage by fire, natural disasters, power loss, telecommunications failures, unauthorized intrusion and other catastrophic events. Any substantial interruption in the Company's systems would have a material adverse effect on its business, prospects, financial condition and results of operations. Although the Company intends on carrying a cyber policy, property and business interruption insurance, its coverage may not adequately compensate for the losses that may occur. In addition, the Company's system may be vulnerable to computer viruses, physical or electronic break-ins and other similar disruptive events. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays, and loss of data or cessation in service to users of the Company's services. The occurrence of any of these risks could have a material adverse effect on the Company's business, prospects, financial condition or results of operations.

GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES

The Company is subject to various laws and regulations applicable to trade, barter, sell or purchase goods and services. Moreover, although currently there are only a few laws and regulations that directly apply to access the Internet, it is possible that a number of laws and regulations may be adopted with respect to the

Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the internet, which in turn, could decrease the demand for the Company's services and increase its cost of doing business or otherwise have a material adverse effect on our business, prospects, financial condition and results of operation. Any new legislation or regulation that is directed at the Internet, or the application of existing laws and regulations to the Internet or other online services could have a material adverse effect on our business, customers, financial condition and results of operation.

LIMITED PUBLIC MARKET

There is currently no market existing for the issued and outstanding shares of common stock of the Company. The shares are currently trading only through privately negotiated transactions. The Company intends to qualify for an exchange registration as soon as possible after the minimum offering is sold and will register with Standard & Poors and other appropriate financial entities. Even if a registration of the Shares becomes effective, there can be no assurance that a public market will develop in the future, nor can the Company give any assurance that any public offering it might undertake in the future will be successful. There can be no assurance that purchasers will be able to sell their acquired shares at any time in the future at a profit, at a loss or even at all.


RISKS RELATING TO FORWARD-LOOKING STATEMENTS


Information provided concerning this Offering and the Company and its business may contain forward-looking statements, which reflect management's current view with respect to future events and the Company's performance. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies and business operations. These forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, acceptance of the Company's products and services, the ability to price products and services competitively, the ability to attract additional capital, the establishment of an effective marketing plan, and the other risks identified herein. Due to such uncertainties and the risk factors set forth herein, prospective investors are cautioned not to place undue reliance upon forward-looking statements.


                                 USE OF PROCEEDS

ITEM 4. USE OF PROCEEDS.


The net proceeds to the Company from the sale of all of the Shares offered hereby are estimated to be $2,700,000 if the maximum number of shares are sold. This is represented by 1,000,000 shares sold at $3.00 per share for a total of $3,000.000 less an estimated commission of 10% of the sales amount of $300,000 for a net of $2,700,000. The net proceeds to the Company from the sale of all of the Shares offered hereby are estimated to be $94,500 if the minimum number of shares are sold. This is represented by 35,000 shares sold at $3.00 per share for a total of $105.000 less an estimated commission of 10% of the sales amount of $10,500 for a net of $94,500. This assumes that a commission will be paid on all shares sold, however, there will be no commission paid on shares sold by officers and directors of the company so that the net proceeds could be greater.


The Company intends to use the maximum net proceeds from the Offering to:
1) To fund daily operations of the Company until cash flow from business operation is self-sustaining. The Company estimates this amount to be $1,100,000 and is estimated to consist of salaries, wages and advertising commissions of $550,000; consulting and contract services in the amount of $350,000; set up new offices and facility costs $100,000; other costs $100,000. 2) to complete development of additional barter/exchange software and to expand the Internet web site. The Company estimates this amount to be $200,000; 3) to implement a major advertising and promotion program which is anticipated to develop name recognition and expand business; The Company estimates this amount to be $1,000,000; 4) to complete the process of public registration of all issued and outstanding Shares of common stock with the goal to be publicly trading. The Company estimates this amount to be $50,000; 5) to maintain a cash reserve of $350,000 to meet unanticipated factors.


The Company intends to use the minimum net proceeds from the Offering to: 1) fund daily operations of the Company until additional proceeds are raised.


The amount and timing of working capital expenditures may vary significantly depending upon numerous factors including: the costs involved in implementing and expanding the Company's business model; competing technological and market developments; the development of marketing and sales capabilities; and administrative and legal expenses.

Until used, the net proceeds of the Offering will be invested in interest bearing accounts. While the net proceeds are so invested, the interest earned on such proceeds will be limited by available market rates. The Company intends to invest and use such proceeds so as not to be considered an "investment company" under the Investment Company Act of 1940, as amended.



                         DETERMINATION OF OFFERING PRICE


ITEM 5. DETERMINATION OF OFFERING PRICE.

The offering price of the Shares offered hereby was arbitrarily determined by the Company in order to raise up to a total of $3,000,000 in this offering. The offering price bears no relationship whatsoever to earnings, asset value, book value or any other recognized criteria of value. Among the factors considered were:

          *    our limited operating history;
          *    the proceeds to be raised by the offering;
          * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and our relative cash requirements. See "Plan of Distribution; Terms of the Offering."



ITEM 6. DILUTION.

As of October 31, 2000, there were 9,000,000 shares of Common Stock issued and outstanding. Net tangible book value per share, which represents the amount of the Company's total tangible assets less its total liabilities, divided by the number of shares of the Common Stock outstanding, was approximately $(0.02) per share.

After giving effect to the maximum sale of the 1,000,000 shares of Common Stock under this Offering at a price of $3.00 per share, and the application of the net proceeds there from, there will be a total of 10,000,000 shares of Common Stock outstanding with a tangible book value of approximately $0.25 per share. This would represent an immediate dilution of $2.75 per share to new investors. Dilution is determined by subtracting net tangible book value after the Offering from the amount paid by new investors per share of Common Stock.

After giving effect to the minimum sale of the 105,000 shares of Common Stock under this Offering at a price of $3.00 per share, and the application of the net proceeds there from, there will be a total of 9,035,000 shares of Common Stock outstanding with a tangible book value of approximately $0.25 per share. This would represent an immediate dilution of $2.75 per share to new investors. Dilution is determined by subtracting net tangible book value after the Offering from the amount paid by new investors per share of Common Stock.

See audited financial statements attached for computation.


ITEM 7. SELLING SECURITY HOLDERS.

There are no selling security holders.


ITEM 8. PLAN OF DISTRIBUTION.

SUBSCRIPTION PROCEDURE

A subscriber for the Common Shares hereunder shall be required to deliver to the Company the following documents:

          (a)  A Subscription Agreement;
          (b) A Check payable to "TradeAway.Com, Inc." in the amount of $3.00 times the number of shares subscribed for. The Common Shares will not be issued until the total subscription amount is paid in full;
          (c) The proceeds will be placed in escrow with Manhattan State Bank, 124 S. Broadway, Manhattan, Mt, 59741, and will not be released to the Company until the minimum number of shares are subscribed for. If that minimum number is not achieved, the proceeds will be returned back to the subscriber.


PLAN OF DISTRIBUTION


The Shares are offered for sale by the Company pursuant to registration under Form SB-2 promulgated by the Commission under the Securities Act of 1933. The Company is offering the shares on a "best efforts, 35,000 Common Shares minimum; maximum of 1,000,000 Common Shares. No one has made any commitments to purchase or take down any of the offered Common Shares, and there is no assurance that any or all of the shares will be sold, or that the proceeds will be available to accomplish the Company's proposed business as described herein.


For all shares sold by the officers and directors of the Company, reliance is placed on the Exchange Act Rule 3a4-1.


ITEM 9. LEGAL PROCEEDINGS.

To the best knowledge of the Company, its officers and directors, neither the Company nor any of its officers or directors are a party to any material legal proceedings or litigation involving the Company or any securities matters, and such persons are not aware of any contemplated or threatening legal proceedings or litigation as of the effective date of this Offering Circular.


ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.


Our directors, executive officers and key personnel and their ages and positions as of March 31, 2001 are:


         NAME                         AGE            POSITION
         ----                         ---            --------
Thomas H. Langel                       54            President, Chief Executive Officer,
                                                     Director
Rod Moser                              49            Chief Financial Officer
Linda Roffe                            46            VP Marketing
Elizabeth Ann Beauchaine               27            VP, MIS

THOMAS H. LANGEL is an established real estate developer and exchangor. He started his barter career in 1975, trading for horses, tack, livestock and hunting access rights during his early outfitting career in Montana. In 1978, he founded First Exchange Systems which was a platform from which its members would barter with one another for their real estate, goods and services using a form or barter currency we called "Futures" or barter dollars. In 1980, Mr. Langel's company created a computer program to do multi-legged exchanges on an IBM System
32. When the Internet came along in the 90's, he began exploring new ways to use barter within this new medium and in February he conceived the TradeAway concept.

Over the past 25 years, Mr. Langel has been involved in a significant amount of personal and real property sales and exchanges and has built personal and working relationships with hundreds of individuals involved in barter.





ROD MOSER, 47, is a graduate of Montana State University with a B.S. degree in Accounting. Moser began his professional career in 1976 as a CPA with Peat, Marwick, Mitchell & Company with whom he worked for five years. Following PMM & Co., Moser held the position of Controller and later Chief Financial Officer of a publicly-traded oil company in Denver. Mr. Moser was the founder of a real estate brokerage and investment company that he operated until it was sold in the late 1980's. For the past twelve years, Moser has primarily provided financial consulting services to a broad range of resort development clients, including the golf design and development companies operated by the Gary Player Group and Robert Trent Jones, Jr. Mr. Moser currently consults with the Company as necessary and will join the Company upon completion of funding.


LINDA ROFFE, brings 25 years experience in marketing and advertising. She worked as an Art Director, Marketing Director, and Account Executive for marketing and advertising firms including her own in Madison, Wisconsin where she serviced a variety of national and international accounts. Her background includes web design, and traditional Offline advertising such as TV, radio, catalogs, publications, packaging, direct mail, PR and outdoor advertising. Ms. Roffe taught layout and design classes at Madison Area Technical College. She then moved to Bozeman in 1996 where she supervised the graphic arts department at Montana State University.


ELIZABETH ANN BEAUCHAINE has a Bachelor's in Computer Information Systems, and has worked as a Web Administrator/Programmer over the past few years. After working with Zoot Enterprises in Bozeman, Ms. Beauchaine brings her PHP, HTML, Java Script, Oracle, MySQL and many other program and database language expertise to TradeAway. .

DIRECTOR COMPENSATION

The Company does not currently provide cash compensation to its director for his service as members of the Board of Directors, although the Company does reimburse the director for certain expenses in connection with attendance at board and committee meetings


ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

At December 31, 2000, the Company had 9,000,000 Common Shares issued and outstanding. The following tabulates holdings of Common Shares of the Company by each person who, at the date of this Offering Circular, is known by management of the Company to own beneficially more than 5% of the common Shares. The table includes Common Shares of the Company held or controlled by all directors and officers of the Company individually and as a group. The table assumes that all shares authorized by this Offering Circular are sold and none of the Shares offered hereby are purchased by officers, director or principal shareholders as listed herein.

The Company is not aware of any arrangements, including the pledge by any person of securities of the Company, which may at a subsequent date result in a change in control of the Company.


                                         SHARES            SHARES
                                         OWNED             OWNED         PERCENTAGE      PERCENTAGE
NAME OF BENEFICIAL OWNER            BEFORE OFFERING    AFTER OFFERING      BEFORE         AFTER(2)
-------------------------           ---------------    --------------  ---------------  -----------
DIRECTORS AND NAMED EXECUTIVE
OFFICERS
  Thomas H. Langel(1)                     7,913,900         7,913,900          87.93        79.14
  Rod Moser                                   5,000             5,000           0.01         0.01
  Linda Roffe                                 5,000             5,000           0.01         0.01
  Elizabeth Ann Beauchaine                    5,000             5,000           0.01         0.01

                                          ---------         ---------          -----         ----
ALL DIRECTOR AND EXECUTIVE OFFICERS
   AS A GROUP (4)                         7,928,900         7,928,900          87.96        79.00
                                          ---------         ---------          -----        -----


(1) Consists of 3,870,567 shares owned by Thomas H. Langel; 1,600,000 shares owned by DeeAnn Langel (wife of Thomas); 1,400,000 shares owned by LLF, LLP (Langel Family Trust); 100,000 shares owned by Wayne Langel (son of Thomas); 100,000 shares owned by Ronya Langel (daughter-in-law of Thomas); 200,000 shares owned by Kelly Powell (Daughter of Thomas); 100,000 shares owned by Kimberly Brainard (Daughter of Thomas); 100,000 shares owned by J.R. Brainard (son-in-law of Thomas); 200,000 shares owned by Kohlby Langel (son of Thomas); 200,000 shares owned by Regan Langel (daughter of Thomas); 33,333 shares owned by Michael Langel (brother of Thomas who paid $10,000 cash for his shares); and 5,000 shares owned by Everett Lay and 5,000 shares owned by Rose Lay (in-laws of Thomas who paid $5,000 cash for their shares).

(2) Assuming the maximum number of shares are sold. If the minimum number of shares are sold, Mr. Langel's beneficial ownership would be 87.59%. All others would not change.

ITEM 12. DESCRIPTION OF SECURITIES.


The Company, a Nevada Corporation, has an authorization of 10,000,000 shares of Common Stock, par value $0.001. On February 15, 20001 the Board of Directors authorized an increase in the number of authorized shares to 50,000,000. On May 19, 2000, the Company issued 8,453,067 shares of Common Stock to Thomas H. Langel in exchange for cash, reimbursement of expenses and for services rendered to the Company. On May 25, 2000 the Company issued 33,333 shares of Common Stock to Michael Langel, brother of Thomas H. Langel for $10,000 in cash. On June 5, 2000 the Company issued 5,000 shares of Common Stock to Everett Lay and 5,000 shares of Common Stock to Rose Lay, In-Laws of Thomas H. Langel, in exchange for $5,000 cash. On June 15, 2000 Thomas H. Langel gifted 4,582,500 share of Common Stock to family members, employees, consultants and tithing to his church. On September 15, 2000 the Company issued

500,000 to consultants for services rendered valued at $50,000. On October 25, 2000 the Company issued 3,600 shares of Common Stock to a local radio station in exchange for advertising valued at $10,000. No additional shares of common stock have been issued.


COMMON SHARES

All shares, when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to voting, liquidation and dividend rights. Special shareholder meetings may be called by the officers or director, or upon the request of holders of at least one-tenth of the outstanding shares. Holders of shares are entitled to one vote at any shareholder's meeting for each share they own as of the record date by the Board of Director. There are no quorum requirements for shareholder meetings. There are no conversion, pre-emptive, or other subscription rights or privileges with respect to any share. Reference is made to the Company's Articles of Incorporation and its By Laws as well as to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of shares.

PREFERRED SHARES

There are no preferred shares of stock authorized.


DIVIDENDS

The Company is a new business and no assurance can be given that it will generate earnings from which cash dividends can be paid. However, if earnings are generated, management may follow a policy of retaining some earnings for the expansion of its business. Such a policy could be maintained so long as necessary to provide funds for the Company's business. Earnings in excess of amounts necessary for expansion may be paid to shareholders as dividends. Such dividends that may be paid in the future will be dependent upon earnings and financial requirements of the Company and all other relevant factors.


ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL.

LEGAL MATTERS

The validity of the issuance of the shares offered hereby will be passed upon for the Company by Mr. John T. Tansey, Esq., 1730 K Street, NW, Suite 304, Washington, D.C., 20006, phone (202) 508-1459.

ACCOUNTING

The Company's audited financial statements contained herein show the Company's position as of October 31, 2000. They were prepared by the accounting firm of Harold Spector, 80 South lake Street, Suite 723, Pasadena, California. Following completion of the Offering, financial statements for future years will be audited.

TRANSFER AGENT AND ANNUAL REPORT

The Company intends to act initially as its own transfer agent and will subsequently obtain the services of an independent transfer agent. Each year the Company will prepare and distribute to shareholders an Annual Report that describes the nature and scope of the company's business and operations for the prior year and contains a copy of the Company's financial statements for its most recent year.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

The Bylaws of the Company provide that directors of the Company will not be personally liable for monetary damages to the company or its shareholders for breaches of their duties as directors except in instances of self-dealing, willful misconduct or recklessness, criminal violations or liabilities involving the payment of taxes. Such limitations are designed to protect the directors at the possible disadvantage of shareholders, however management believes such protection is necessary to induce talented individuals with important advantages for the Company, to serve on the board.

The Company has included provisions in its Bylaws providing for indemnification of its directors and officers by the Company to the maximum extent permitted under applicable law, including the advancement of expenses incurred by a director or officer in any suit in which the director or officer is involved. The Company believes that such actions will assist it in attracting and retaining qualified individuals to serve as directors and officers. Prospective investors should be aware, however, that the costs associated with indemnifying a director or officer could be significant and, if not covered by insurance, could adversely affect the Company's results of operations. Furthermore, in situations where the Company has advanced litigation expenses to a director officer and the director or officer is required to repay the expenses because it is ultimately determined that the director or officer is not entitled to indemnification, the director or officer may not have sufficient cash or assets to repay the expenses advanced.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS.

The Company was incorporated in the State of Nevada on May 19, 2000. On November 9, 2000, the Company was qualified to do business in the State of Montana. There have been no mergers, acquisitions, name or other organization changes since inception. Reference is made to the information set forth in Item 11.


ITEM 16. DESCRIPTION OF BUSINESS.

MISSION STATEMENT

To have the most advanced user-friendly Barter-Auction system on the World Wide Web, and to maintain leadership in the Online Barter and Auction markets.

THE INDUSTRY


Barter is the oldest form of commerce or business in the world. Barter is simply the exchange of one product or service for another without the exchange of cash. Described another way -- barter is using what you have to get what you want or need. The Barter Industry is now officially recognized by the federal government through the "Tax Equity and Financial Responsibility Act (TEFRA) of 1982", Barter Exchanges were placed on an equal footing with banks, savings institutions and credit card companies as third-party record keepers, of financial transactions of taxpayers. It imposed a requirement upon barter exchanges to submit information returns to IRS on the barter sales of their clients.


A Barter (or Trade) Exchange is a business organization engaged in the exchange of products and services without the use of cash. A Trade/Barter Exchange acts in a fiduciary role, facilitating trading between the exchange's clients via a form of currency, e.g. Trade Dollars (T$), that clients can spend on any of the products and services available on trade from the other clients.


Barter substantially decreased with the rise of money-backed currency, but it never disappeared. Developing countries routinely resort to barter in the absence of cash, and offline trade exchanges have linked small to medium-sized businesses for decades. In fact, according to the International Reciprocal Trade Association, roughly $10 billion worth of goods and services were bartered among North American businesses in 1998.


THE BUSINESS

TradeAway is a People-to-People e-commerce site. TradeAway will give People the opportunity, in a barter auction format, to get value out of their unused merchandise or services with, or without the use of cash, utilizing the Internet as a medium to trade, barter, sell, or find their merchandise, services, real estate and other assets of all values. Most people and businesses have something of value that they are not utilizing that they would trade for something else they need. TradeAway will use its technology to enable buyers and sellers an efficient and fun means to interact with each other, exchange goods and do so using a non-cash auction format.


The original software was developed by joint efforts of in-house staff and miscellaneous consultants working together. The development work is currently being done by Elizabeth Beauchaine and Ron Newman dba Troubador Technology, an independence consultant. Both persons are important to the company.


All phases of current development work are being done to expand capabilities of differing barter and trade activities for which the Company is making no promises of success. All companies are required by the nature of technology to continually develop new products and services if the wish to remain competitive. There is never completion to development.


The website became operational on July 1999 on a very limited beta testing basis. The founder placed his own listings on the site for purposes of beta testing. The Company accepted its first user officially on October 6, 1999. The first users were for further beta testing, as the Company evaluated the addition and interplay of the beta users. The Company's server was set up in November 1999 and the website went officially online in May 2000, coinciding with the incorporation of the Company as a Nevada corporation.


The Company started with one listing and one user. Growth was slow at first and started from referrals and has grown steadily. Currently the Company gets between 50 to 150 listings per day, As of march 1, 2001 there were 8,527 listings. The Company does not lave a list of completed transactions, as the Company is not a party to the closing of most of the transactions. The seller and buyer negotiate independently apart from the Company except for those transactions for which a commission fee is charged by the Company. The Company sometimes is not aware of the value of the item listed, as the seller does not indicate a value on the listing. Even if a value is stated, there is no indication of what the final settlement between buyer and seller was.

As of March 1, 2001 the estimated value of transactions listed is $782,614 based on listings with stated values.


The Company is currently earning revenue from the placement of display ads and banners on its web site, from E-mail addresses, colored listings, links to other web sites and featured listings. Earnings are also generated by commissioned trade brokers (eTradeBroker) who assist buyers in the selling of their product or service to buyers that the broker is aware that could have a need for the product or service. The brokers also assist in converting a classified ad into a display ad much the same way as is done in other print media. Trade brokerage fees started approximately February 20th 2001. There is an initial fee plus commission fee. Currently the fee is $29.95 plus 1.25% of the transaction with a $50 minimum.


Ultimately, the Company will generate the greater amount of its income from buying, selling and exchanging on the web site, from items either generated from listings within the site or from activity the Company generates independent of the website. The Company has frequently been revising its fee structure and will continue to do so to ultimately achieve and then maintain profitability.


The Company currently operates with five employees and retains independent contractors and consultants as necessary until new employees are hired. Upon funding, additional employees will be added.


The Company believes that eBay and its competitors have proven the overwhelming attractiveness of the auction format to the Internet user. The internet trade and barter auction concept is dynamic and one which remains undeveloped. Over the past decade, the barter industry's growth rate has increased substantially. The Department of Commerce says that barter, in its various forms, accounts for a large percent of the world's total business. TradeAway believes that it is well positioned to be a leader in this space by already having an established site with a significant user base and an estimated $782 million dollars in listings and over $480 million in offers having been made by its users as of March 1, 2001.


HOW TRADEAWAY WORKS

The industry leaders in the field of auction sites, principally eBay and Yahoo, currently limit themselves to a cash only marketplace. In a user-friendly and fun format, TradeAway intends to utilize the Internet auction site at a different level of marketing by enabling an exchange of goods to take place should the user elect not to offer cash as the only medium of exchange. Most auction sites require cash to participate. The Company believes that this critical distinction unleashes an enormous pool of pent up demand.

Adding a critical additional dimension to TradeAway's business is that it not only provides items for sale and trade, but also gives the user the opportunity to list those items he or she "wants" to acquire right alongside what he or she lists for trade. In this way, TradeAway provides the user with the possibility of fulfilling his or her fantasies and dreams by publishing a "wishlist" of items or services that the person really wants. TradeAway believes that it offers one of the few places where a person can instantaneously reach tens of millions of other people to tell them what it is they really want, while at the same time making it a realistic possibility by telling the entire Internet world what they will give to fulfill that desire.

After TradeAway users list their "have" and "want", they are instantly given matches and potential matches for a trade. With this information, the user can easily communicate with the other party through "TradeMail". Upon sending another user an offer or message, the receiving user is sent a TradeMail to their regular e-mail address. Upon checking their regular e-mail and finding the message from TradeMail, they simply click on a link which brings them directly to the message or offer from the TradeAway user that sent the offer or message. TradeMail gives the user total anonymity keeping the identity and regular e-mail address confidential until the users agree to share this private information.





We believe that TradeAway possesses everything required and has the current ability to successfully implement its business model. The company is currently utilizing the key ingredients, which includes all the software technology, programming and methods to support each of the following: a "barter auction" format that allows offers of bartered items to be tagged to the listing until accepted, declined or modified. Allowing multiple offers and tags to the offered item thereby creates an auction. This offered tag can itself be offered on until accepted or rejected creating an urgency in the original offeror to accept a good offer. 2) An internal e-mail system called "Trademail" that allows users to communicate with each other anonymously using their TradeAway usernames for the purpose of asking questions of one another regarding the product, service or offer. 3) An automated matching system that alerts the user of an existing match when the listing is made. 4) An automated notification via TradeMail when an item or service is listed on TradeAway that was in the user "Wishlist" of items they would trade for will be implemented. 5) A user option which when enabled sends an email to the regular email address of the user whenever there is an offer from another user on their listing or if there is Trademail waiting in the internal mail system.


Getting where you want to go is just a click away from the TradeAway home page. Exploring the TradeAway site and its listings does not require registration. Registering as a TradeAway user is easily accomplished from any page the user happens to be on while exploring the TradeAway site. The user can simply register free from wherever they are if the next required function mandates a user name or ID. Registration is simple, quick and easy and requires no credit card or payment of any kind at this time. The best and most informative way to understand how the site operates is to visit, register, list an item and establish your wish-list. The listings allowed on TradeAway are "FOR SALE", "FOR TRADE", "SALE or TRADE", "FREE" and "WANTED".


All listings operate on an Auction format, which works as follows: If an item is listed for "trade or sale" an interested party can make an offer on it directly on the page the item is listed. The new offer is tagged to the bottom of the items description page so that whenever the item is viewed by another user, the offers pending are seen also. A person can receive several offers until they decide to accept or reject them. During this time between accepting or rejecting an offer, all the items that were offered for the listed item are available for anyone else that may be interested. All offers are displayed to everyone that sees the listed item which the Company believes will create an urgency to accept a good offer before someone else makes an offer to acquire an item offered on the original item.


The classified sale portion of the site is unique in the way in which we allow the buyers and sellers to interact with each other. TradeAway users can communicate with one another by use of an internal mail system that we call "TradeMail". You can ask questions via "TradeMail" and receive e-mails when somebody lists to buy, sell or trade the item you want to buy, sell or trade. User names allow TradeAway members total anonymity until they elect to exchange personal data. We believe that this "Trade-Mail" feature also has the effect of creating the all important community among TradeAway users. There will be a strong emphasis on community development once funding is secured. User ratings such as those used on all the major auction sites may be implemented after more evaluation. Hosted forums on trade related subjects such as tax free real estate exchanges will be offered. Message Boards, instant messaging, chat rooms and other community functions will be offered and nourished. We believe that community is as important as content and facilitates commerce. It is becoming more and more apparent that people want to interact on the Internet.

A strong geographic focus will be added to the TradeAway business model and site as it grows. TradeAway will focus on giving consumers the ability to access listings and other information, trade and interact regionally by state, city or zip code. We envision sites within the site for people from every city and region in the country. In this way, people in Seattle will interact and trade with people in Seattle if that is what they want while people in Atlanta will do so with others in Atlanta if that is their preference. The entire site will be accessible to all users regardless of geographic location if that is how they choose to conduct business at TradeAway. In addition, TradeAway makes it convenient to search by product, category, region and method of the transaction, or by any combination of these attributes.

While the funding we are now seeking will enable numerous visual improvements and expansions to the site, the basic operation will remain the same as today.

EXAMPLE OF  HOW TRADEAWAY  WORKS:

(PLEASE NOTE : All names and titles are fictitious and are used for illustrative purposes only. Any similarity in names and titles are coincidental)

On the auction/barter block:  Jewelry

Wayne Parker, electrician, is in the market for a new piece of jewelry for his wife but he is not exactly flush with cash this month. Solution: He looks on TradeAway.com for his jewelry and finds Mr. Sparkle's listing of a 1 carat diamond for $4,500 "SALE or TRADE".

In order for Mr. Parker to offer his electrical services, he must first register at TradeAway and receive a user name and item number for listing his legal services. This is easily accomplished in several ways from wherever he is on the site. His $4,500 in services is now listed on the TradeAway system. Mr. Parker would probably list these services saying in his "Trader's Wish List" that he is looking for jewelry. After he lists his services and registers as a TradeAway user, he can also make offers on listed jewelry. Although many TradeAway users visit the site on a daily basis, this is not necessary to take full advantage of the service offered. The automatic e-mail notification services to be installed upon completion, will allow the user to rest and go about their daily business knowing that TradeAway is working for him or her at all times without any effort or time expended on their part after listing their products or services other than follow up with offers..

Now registered and having an item number, Mr. Parker offers $4,500 in future electrical services for the diamond easily by clicking on the "Make an offer" prompt below the listing description. When this button is clicked, it brings up a new page that allows you to offer anything that you have previously listed on TradeAway by showing you a drop down window that automatically includes as options all your TradeAway listings so you can easily and quickly decide what to offer in exchange for the item you want. You can also go to the next prompt and "add cash" if you desire. Then you go to the bottom of the "make an offer page" and there is a box that you can type in your conditions to the offer such as inspection, shipping, escrow or whatever makes you comfortable. It's simple, easy and effortless to make an offer. Of course the deal is not final until all details have been agreed to by all parties. If the diamond would have been listed for $5,500 Mr. Parker could have offered $4,500 in services and $1,000 in cash. The options are endless.

For the duration of time that the $4,500 in electrical services is offered on the diamond, that offer is posted directly under the diamond listing. Someone else interested in trading for the diamond can still make an offer on the diamond and the second offer is posted along with the electrical services as open offers on the diamond. Thus, the auction has begun. Any user can now make an offer on the diamond, the electrical services or all other items offered for the diamond or for the items offered under the diamond. The seller can seek the best offer for his product or service. All sellers have the right to reject any offers until finally an acceptance takes place between buyer and seller. At this time, the item is removed from the trading block. This multi-tiered auction will create the kind of excitement that has helped propel the cash auction sites to the position they now enjoy.


However, when there is a meeting of the minds between two parties, the game is over so the motivation to accept the first good offer is high. This fear of losing a good offer to somebody else creates a frenzy even more exciting than the cash auction!

After Mr. Parker makes the offer on Mr. Sparkle's diamond, two things have happened. The offer was immediately posted on Mr. Sparkle's diamond listing page, Mr. Sparkle has received an e-mail letting him know that he has an offer waiting for him in TradeMail. Mr. Sparkle now has to make the decision to accept or reject the offer before somebody else decides to make a better offer to Mr. Parker and perhaps lose the opportunity. Mr. Sparkle decides to accept the electrical services as he foresees the need for electrical services due to his planned business expansion. A few e-mails later, the arrangements are made between them and the deal is put into "contract" when Mr. Sparkle simply clicks "Accept Offer" subject to his terms and Mr. Parker's acceptance.

At this point, the electrical services and the diamond listing are removed as listing. Any other offers that were made on those items are put back into their respective categories. The closed deal remains available for 7 days so that, utilizing the item number, the others making offers can go back to see what Mr. Sparkle or Mr. Parker accepted.

All this activity has taken place automatically with the assistance of TradeAway's software. It is critical to note that nowhere in these transaction does a representative of TradeAway get involved.




This is only one example of how TradeAway.Com Internet site operates. There are numerous other possibilities for buy/sell/barter/trade within the Internet site.


TAX IMPLICATIONS


Management understands that there are no tax advantages or disadvantages to barter. The IRS and tax law treats barter identically to cash. Barter sales are treated as taxable income in the year they are credited, just like cash sales. Barter purchases for products and services for your business or personal use, including salaries, are tax deductible just as if they were cash purchases. Barter Exchanges report the barter transactions for their clients to the IRS and to the client on a Form 1099-B at the end of the year. You would be responsible for issuing the appropriate Form 1099-B's for any direct trades in which you participate. Investors may wish to consult their own advisors on this point.


TradeAway serves only as a facilitator to the transaction, much the same way as a classified advertisement in a newspaper or magazine. Buyer and seller are responsible to any appropriate governmental agency for reporting and paying any applicable taxes on the transactions. At such time as TradeAway is a party to any transaction, all filings required by law will be made


COMPETITIVE ENVIRONMENT

A number of online auction and barter web-sites exist today. The existing sites tend to fall into three broad categories. The auction sites such as eBay and Yahoo sell goods exclusively for cash. The trade dollar web-sites are primarily attracting businesses that are bartering their products and services by using barter script. The third group is the "swap" sites who trade primarily in small items such as CD's, videos, DVD's, beanie babies, small household goods, sporting goods and similar items.


The cash auction market is dominated by eBay and TradeAway does not intend to compete in eBay's space. eBay targets consumers and businesses that are trying to sell their merchandise and services to others in an auction format. Transactions are concluded for cash. The primary difference between TradeAway.com and eBay.com is that TradeAway allows consumers to acquire merchandise or services without cash, with cash, or a combination of cash, services and products. TradeAway does not intend to compete in the "trade dollar site" marketplace at this time. There has been a high failure rate in then industry, and TradeAway believes that many web sites have failed due to inadequate capitalization and failure to focus on sound business principals. It is the goal of TradeAway to avoid mistakes made by other companies and to provide a service that is easily understood by the users and is wanted and needed by the users.


TradeAway believes that a choice of cash or non-cash barter sites will have advantages over a cash-only auction web-site due to the large number of potential users who have items or services to trade, but elect, for any number of reasons, not to use all cash in order to participate on an auction web-site.


MARKETING PROGRAM

The TradeAway plan is to market to the general public, business and personal, not niches. By doing so, we are bringing the TradeAway concept to owners of large and small corporations and consumers all at the same personal level.


Marketing and advertising will be a critical component for TradeAway's success. TradeAway will align itself with several high profile companies and high traffic website companies to develop and implement an aggressive marketing plan to build its user base and its trade name. To date, this has been limited due to a lack of cash flow. The Company will use proceeds from this offering to implement the marketing program.


The Company will launch a substantial ongoing national advertising campaign, both in traditional media and online, that will specifically be designed to attract new TradeAway users. The company has had significant success testing the concept through a telemarketing campaign and unsolicited website hits growing to over 12,000 users in less than ten months. An important segment of the campaign will include advertising in targeted publications that cater to trading and bartering. Additional awareness will be created through traditional off line advertising, and online marketing including distribution of press releases. TradeAway personnel will attend appropriate regional/national trade shows and special events. A portion of the proceeds from this Offering Circular will be used for advertising and marketing to implement its business plan. (See "Use of Proceeds")


TradeAway's Internet home page is intended to create a strong global presence, offering a full variety of special display and classified listings for both private party users and businesses. Display ads include a Moving Marquee, Home Page Picture Display, Search Ad, Category Banner Ad, and Subcategory Banner Ad. Classified ads include Top of the List Ad, Home Page Featured Classified, Classified Ad with Picture, and Classified Ad. Our intent is to create a personal experience for TradeAway users. The site is designed to be inviting, fun, easy, resourceful, and efficient for all users.


ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The Company has an Internet web site operational, offering a venue for barter and exchange of items by users. Currently there are approximately 12,000 users. There is no charge to become a user of the site.


The Company is currently earning revenue from the placement of display ads and banners on its web site, from E-mail addresses, colored listings, links to other web sites and featured listings. Earnings are also generated by commissioned trade brokers (eTradeBroker) who assist buyers in the selling of their product or service to buyers that the broker is aware that could have a need for the product or service. The brokers also assist in converting a classified ad into a display ad much the same way as is done in other print media. Trade brokerage fees started approximately February 20th 2001. There is an initial fee plus commission fee. Currently the fee is $29.95 plus 1.25% of the transaction with a $50 minimum.


Ultimately, the Company will generate the greater amount of its income from buying, selling and exchanging on the web site, from items either generated from listings within the site or from activity the Company generates independent of the website. The Company has frequently been revising its fee structure and will continue to do so to ultimately achieve and then maintain profitability.


The Company is currently negotiating to license software that will enable the website to handle multi-legged trade transactions involving three, four and even five different buyers and sellers.

Once sufficient cash flow is generated, the Company anticipates becoming a participant in strategic transactions, both as buyer and seller. This should generate additional income for the Company, by acquiring properties at nominal cost and re-marketing at a higher price.

(See Item 16,  "Company Business" for additional information)


ITEM 18. DESCRIPTION OF PROPERTY.

The Company does not own any property. It shares approximately 1,500 square feet of office space at 112 South Broadway, Manhattan, Montana. Upon funding, the Company will expand into its own facility.


ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.


From inception May 19, 2000 to October 31, 2000 the Company entered into an agreement with Amerimont, Inc., a real estate development firm controlled by the founding shareholder, wherein Amerimont would finance the operations of the Company until the Company had adequate cash flow from operations or outside financing so that the Company no longer required funds from Amerimont. The Company has signed a note at October 31, 2000 in the amount of $183,589. The note bears interest at 10% and is payable monthly and amortized over a maximum of 10 years. This note may continue to increase until the Company is sufficiently funded. Payments will commence when cash flow is available for such payments. In the opinion of the disinterested members of the Advisory Board, the above transaction was fair and was made in terms that were no less favorable to the Company than would have been obtained if negotiated with unaffiliated third parties.


As part of the agreement between the Company and members of the Advisory Board for their services on the board, the members were gifted 5,000 shares of common stock each by the Company founder.


ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS.

There is currently no market existing for the issued and outstanding shares of common stock of the Company. The shares are currently trading only through privately negotiated transactions. The Company intends to qualify for an exchange registration as soon as possible after the minimum offering is sold and will register with Standard & Poors and other appropriate financial entities. Even if a registration of the Shares becomes effective, there can be no assurance that a public market will develop in the future, nor can the Company give any assurance that any public offering it might undertake in the future will be successful. There can be no assurance that purchasers will be able to sell their acquired shares at any time in the future at a profit, at a loss or even at all.


There are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company. There are currently no shares that could be sold pursuant to Rule 144 under the securities Act. The Company intends to pursue a publicly trading market for the shares registered under this Prospectus.

There are currently 40 shareholders of the outstanding common stock of the Company.

The Company is a new business and no assurance can be given that it will generate earnings from which cash dividends can be paid. However, if earnings are generated, management may follow a policy of retaining some earnings for the expansion of its business. Such a policy could be maintained so long as necessary to provide funds for the Company's business. Earnings in excess of amounts necessary for expansion may be paid to shareholders as dividends. Such dividends that may be paid in the future will be dependent upon earnings and financial requirements of the Company and all other relevant factors.


ITEM 21. EXECUTIVE COMPENSATION.


To date there has been no executive compensation paid or accrued. Upon completion of funding, a compensation plan for executives will be initiated at an amount to be determined.


ITEM 22. FINANCIAL STATEMENTS.

Financial Statements attached.


ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no changes in or disagreements with accountants on accounting and financial disclosures.

                              HAROLD Y. SPECTOR
                        CERTIFIED PUBLIC ACCOUNTANT
                      80 SOUTH LAKE AVENUE, SUITE 723
                        PASADENA, CALIFORNIA 91101
                               (888) 584-5577
                             FAX (626) 584-6447
                         Hspectorcpa@earthlink.net






                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of TradeAway.com, Inc.

I have audited the accompanying balance sheet of TradeAway.com, Inc. (a Nevada corporation in the development stage) as of October 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the period from Inception May 19, 2000 to October 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted this audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TradeAway.com, Inc. as of October 31, 2000, and the results of its operations and its cash flows for the period from Inception May 19, 2000 to October 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception, and has a net capital deficiency. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters also are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Harold Y. Spector, CPA
Pasadena, CA
December 13, 2000
(except for Notes 2 and 9,
the date is March 6, 2001)

                               TRADEAWAY.COM, INC.
                                 BALANCE SHEET
                                DECEMBER 31, 2000

INCOME
   Classified Ads                                    330.00
   Display Ads                                       755.00
   Rental Income                                   3,250.00
                                                ------------
      Total Income                                                      4,335.00



OPERATING EXPENSES
   Website Development                             8,453.07
   Accounting                                      1,380.00
   Advertising                                    50,245.71
   Attorney Fees                                   1,989.62
   Auto Expense                                      474.20
   Computer Expenses                              15,016.79
   Consulting & Contract Services                143,760.48
   Depreciation                                    2,693.00
   Dues & Subscriptions                              880.98
   Employee Wages                                 58,915.60
   Employee Benefits                               6,991.29
   Insurance                                       2,440.56
   Office Equipment - Small                        6,359.14
   Office Supplies                                 3,574.92
   Payroll Taxes                                  10,919.59
   Telephone                                       4,169.30
   Travel & Entertainment                         12,358.29
   Miscellaneous                                     693.88
                                                ------------
      Total Operating Expenses                                        333,316.42
                                                                   --------------
NET LOSS                                                             (328,981.42)
                                                                   ==============

Prepared from records without audit.

                              TRADEAWAY.COM, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 2000

                      ASSETS
CURRENT ASSETS
   Cash                                            3,517.96
   Accounts Receivable                               565.00
                                                ------------
      Total Current Assets                                              4,082.96

FIXED ASSETS
   Office Equipment                               13,465.00
   Accumulated Depreciation                       (2,693.00)
                                                ------------
      Total Fixed Assets                                               10,772.00
                                                                   --------------
TOTAL ASSETS                                                           14,854.96
                                                                   ==============


             LIABILITIES AND NET WORTH
CURRENT LIABILITIES
   Accounts Payable                                1,772.56
   Payroll Taxes Payable                             665.37
   Loan Payable to Amerimont                     251,949.83
                                                ------------
      Total Current Liabilities                                       254,387.76

LONG TERM LIABILITIES
   Note Payable - Svare                                                 5,995.55

NET WORTH
   Common Stock                                    9,000.00
   Paid in Capital                                74,453.07
   Retained Deficit                             (328,981.42)
                                                ------------
      Total Net Worth (Deficit)                                      (245,528.35)
                                                                   --------------
TOTAL LIABILITIES AND NET WORTH                                        14,854.96
                                                                   ==============

Prepared from records without audit.

                                                TRADEAWAY COM, INC.
                                           (A DEVELOPMENT STAGE COMPANY)
                                                   BALANCE SHEET
                                                 October 31, 2000

                                                      ASSETS
Current Assets                                                                  $        0
                                                                                 ---------

     Property and Equipment Office Equipment                                        13,465
     Less:    Accumulated Depreciation                                              (1,346)
                                                                                 ---------

     Total Property and Equipment                                                   12,119
                                                                                 ---------

Other Assets                                                                             0
                                                                                 ---------

 TOTAL ASSETS                                                                    $  12.119
                                                                                 ---------




                                 LIABILITIES & STOCKHOLDERS EQUITY
 Current Liabilities
                   Cash (Overdraft)                                              $   4,250
                   Accounts Payable                                                 12,331
                   Payroll Taxes Payable                                               411
                                                                                 ---------

     Total Current Liabilities                                                      16,992
                                                                                 ---------

         Long-term Debt - Related Party                                            183,589
                                                                                 ---------

           Total Liabilities                                                       200,581
                                                                                 ---------

           Stockholders' Equity
           Common Stock,  $.001 par value; 10,000,000 shares
               Authorized; 9,000,000 shares issued and
               Outstanding                                                           9,000
           Paid-in Capital                                                          74,453
               Accumulated deficit during the development stage                   (271,915)
                                                                                 ---------
             Total Stockholders' Equity                                           (188,462)
                                                                                 ---------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 12,119
                                                                                 ---------



    The accompanying notes are an integral part of the financial statements

                             TRADEAWAY.COM, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF OPERATIONS
       For the period from Inception May 19, 2000 to October 31, 2000


REVENUE:                                                                            $     490

OPERATING EXPENSES
     Accounting                                                                         5,000
     Advertising                                                                       46,445
     Auto                                                                                 345
     Bank Charges                                                                          55
     Computer and Internet                                                              9,600
     Consulting                                                                       121,310
     Contribution                                                                         130
     Depreciation                                                                       1,346
     Dues and Subscriptions                                                               688
     Employee Relations                                                                 5,953
     Insurance                                                                          1,620
     License and Taxes                                                                    100
     Legal and Professional                                                             5,950
     Maintenance                                                                           84
     Miscellaneous                                                                         36
     Office Supplies                                                                    2,835
     Payroll Taxes                                                                      4,140
     Salaries and Wages                                                                44,811
     Telephone                                                                          4,050
     Travel and Entertainment                                                           7,885
     Website Development                                                               10,022
                                                                                    ---------
     Total Operating Expenses                                                         272,405
                                                                                    ---------

INCOME (LOSS) BEFORE TAXES                                                           (271,915)

PROVISION FOR INCOME TAXES                                                                  0

NET INCOME (LOSS)                                                                  $ (271,915)
                                                                                    ---------

NET LOSS PER SHARE - BASIC                                                         $    (0.03)
                                                                                    ---------

WEIGHTED AVERAGE SHARES OUTSTANDING                                                 8,587,055
                                                                                    ---------


                               TRADEAWAY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
         For the period from Inception May 19, 2000 to October 31, 2000

                                                                                 Paid
                                                                    Common        in       Accumulated
                                                       Shares       Stock       Capital      Deficit      Total
                                                   ------------------------------------------------------------
Inception, May 19, 2000                                     0       $    0       $    0      $     0     $    0
Issuance or stock to Founder                       8,453, 067        8,453                                8,453

Issuance of stock for Cash
  Advance toward expenses
  Prior to incorporation                               43,333           43       14,957                  15,000

Issuance of stock for
  consulting fee                                      500,000          500       49,500                  50,000

Issuance of stock for
Advertising expense                                     3,600            4        9,996                 10, 000

Net Loss during the period                                                                 (271,915)   (271,915)
                                                   ------------------------------------------------------------


Balance at October 31, 2000                         9,000,000     $  9,000      $74,453   $(271,915)  $(188,462)
                                                   ------------------------------------------------------------


    The accompanying notes are an integral part of the financial statements

                               TRADEAWAY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
         For the period from Inception May 19, 2000 to October 31, 2000

CASH FLOW FROM OPERATING ACTIVITIES:
   Net Income (Loss)                                                            $ (271,915)
   Adjustments to reconcile net loss to net
     cash provided by operating activities:
       Depreciation                                                                  1,346
       Issuance stock for expenses                                                  60,000
   Changes in operating assets and liabilities:
   Increase in Accounts Payable                                                     12,331
   Increase in Payroll Taxes Payable                                                   411
                                                                                 ----------
   Net cash used by operating activities                                          (197,827)
                                                                                 ----------

CASH FLOW FROM INVESTING ACTIVITIES
   Purchase of Property and Equipment                                              (13,465)
                                                                                 ----------
   Net cash used by investing activities                                           (13,465)
                                                                                 ----------

CASH FLOW FROM FINANCING ACTIVITIES
   Proceeds from Issuance of common stocks                                          23,453

Net Proceeds from Long-Term Debt                                                   183,589
                                                                                 ----------
Net cash provided by financing activities                                          207,042
                                                                                 ----------
NET DECREASE IN CASH                                                                (4,250)

CASH AT INCEPTION MAY 19, 2000                                                           0

CASH AT OCTOBER 31, 2000                                                         $  (4,250)
                                                                                 ----------

SUPPLEMENTAL DISCLOSURE:
   Interest paid                                                                 $       0
                                                                                 ----------
   Taxes paid                                                                    $       0
                                                                                 ----------



    The accompanying notes are an integral part of the financial statements

                               TRADEAWAY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
         For the Period from Inception May 19, 2000 to October 31, 2000


NOTE 1- NATURE OF BUSINESS

TradeAway.con, Inc. (the "Company") was incorporated under the laws of the state of Nevada on May 19, 2000 and qualified to do business in Montana on November 9, 2000. The Company is headquartered in Manhattan, Montana.

The Company provides an e-commerce venue that allows a business or person to acquire goods or services wherein cash is not a requirement for a transaction to be concluded, through the age-old process of barter and trade activities. To date the Company has over $673 million in listings and over $418 million in offers on the listings, and has over 6,000 members. The Company intends to continue the barter and exchange activities and commence billing activities as soon as a 10,000 membership has been obtained.

The Company's activities to date have been limited to organization, capital formation and testing of the Company's Internet web sits and barter and exchange software. The Company has not generated significant revenue from it's planned operations. The Company is considered a development stage company as defined under Financial Accounting Standards Board ("FASB") statement No. 7.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimate

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenues and expenses. Actual results any differ from these estimates.

Revenue; Recognition


Revenue is recognized at the time a listing is made by either a buyer or seller and at such time as the barter or exchange activity is completed in the case where a contingent commission is in place. Listing revenue is recognized ratably over the estimated period the auction while contingent commission is calculated as a percentage of the quote of the transactions.



Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

All financial instruments are carried at amounts that approximate estimated fair value

                               TRADEAWAY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
         For the Period from Inception May 19, 2000 to October 31, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and Equipment is stated at cost and depreciated using the straight-line method over its estimated useful life. Expenditures for repairs and maintenance are charged against operations. Renewals and betterments that materially extend the life of an asset are capitalized.

Depreciation expense for the period from Inception May 19, 2000 to October 31, 2000 was $1,346.

Advertising Costs

All cost associated with advertising and promotion are expensed in the year incurred. Advertising expense for the period from Inception May 19, 2000 to October 31, 2000 was $46,445.

Website Development Costs


The Company recognizes website development costs in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-02, "Accounting for Website Development Costs". As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development, including repair or maintenance of the existing site or the development of website content. For the period from Inception May 19, 2000 to October 31, 2000, the Company incurred website development expense of $10,022 included in the accompanying statement of operations.


Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting standards ("SEAS") No. 109, "Accounting for Income Taxes." SFAS NO. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences ate expected to reverse.

                               TRADEAWAY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
         For the Period from Inception May 19, 2000 to October 31, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncement

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, which was issued in June 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments. The Company currently does not use derivative financial products for hedging or speculative purposes and as a result, does not anticipate any impact on the Company's financial statements.

In July 2000, the EITF reached a consensus on EITF Issue 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." This consensus provides guidance concerning under what circumstances a company should report revenue based on (a) the gross amount billed to a customer because it has earned revenue from the sale of the goods or services or (b) the net amount retained (that is, the amount billed to the customer less the amount paid to a supplier) because it has earned a commission or fee. The Company currently does not have any inventory or barter assets, and does not anticipate any impact on the Company's revenue recognition policies

NOTE 3 - NOTE PAYABLE - RELATED PARTY

Prior to inception, the Company entered into an agreement with Amerimont, Inc. Amerimont"), a real estate development firm controlled by the Company's controlling shareholder, wherein Amerimont would finance the operations of the Company until the Company had adequate cash flow from operations or outside financing that the Company no longer required funding from Amerimont. As of October 31, 2000, the Company has signed a note, in the amount of $183,589, payable to Amerimont. The note bears interest at ten percent (10%) and is payable monthly and amortized over a maximum of ten years. Payments will commence when cash flow is available for such payments. In the opinion of the disinterested members of the Board of Directors, the above transaction was fair and was made in terms that were no less favorable to the Company than would been obtained if negotiated with unaffiliated third parties.

NOTE 4 - COMMON STOCK TRANSACTIONS

At inception, the Company issued 8,481,400 shares of common stock to its founder in exchange for cash, reimbursement of expenses and for his service rendered to the Company. The shares were valued at par value which amount is considered by the Company to be the fair value of the services. On June 15, 2000, the founder gifted 4,582,500 shares of his common stock to family members, employees, consultants and tithing to the church.

                              TRADEAWAY .COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
         For the Period from Inception May 19, 2000 to October 31, 2000


NOTE 4 - COMMON STOCK TRANSACTIONS (Continued)

On May 25, 2000, the Company issued 33,333 shares of common stock to a related party for his $10,000 cash advance toward Company expenses prior to incorporation.

On June 5, 2000, the Company issued 10,000 shares of common stock to another related party for his $5,000 cash advance toward Company expenses prior to incorporation.

On October 25, 2000, the Company issued 500,000 shares of common stock to four consultants, in the amount of $50,000, for their services rendered.

On October 31, 2000, the Company issued 3,600 shares of common stock to a local radio station, in the amount of $10,000, in exchange for advertising.

NOTE 5 - PROVISION FOR INCOME TAXES

No provision for income taxes was provided in the accompanying statement of operations. Due to net operating losses and the uncertainty or realization, no tax benefit has been recognized for operating losses.

NOTE 6 - NET LOSS PER SHARE

Net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period. Basic net loss per share for the period from May 19, 2000 to October 31, 2000 is $0.03. Diluted net loss per share is the same as basic net loss per share due to the lack of dilutive items in the Company.

NOTE 7 - RELATED PARTY TRANSACTIONS

Note Payable

As discussed in Note 3 to the financial statements, the Company has a note payable to a related party in the amount of $183,589 as of October 31, 2000.

Lease Commitment

The Company currently shares the office facility with a related party, who bears all lease expenses. Upon funding, the Company will either move to another facility as there is not enough space for it to grow or will pay rent. The rental amount is inconsequential as it would only be $200 to $300 per month.

                               TRADEAWAY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
         For the Period from Inception May 19, 2000 to October 31, 2000


NOTE 7 - RELATED PARTY TRANSACTIONS (Continued)

Executives and Directors Compensation

The Company currently does not provide cash compensation to its officers and directors. The services rendered by the officers and directors are immaterial and are limited as members of the Board of Directors. Consulting Expenses

For the period from Inception May 19, 2000 to October 31, 2000, the Company incurred a consulting expense of $36,750 to an affiliate controlled by the Company's controlling shareholder.

NOTE 8 - GOING CONCERN

The accompanying financial statements are presented on the basis that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying financial statements, the Company has incurred net losses of $271,915 since inception, and as of October 31, 2000, the Company has a working capital deficiency of $16,992 and a net worth deficit of $188,462. Furthermore, the Company has not generated sufficient revenue to cover its operation costs.

As discussed in Note 9 to the financial statements, the Company is planning to conduct a private placement offering of 1 million shares of common stock at $3 per share. The Company continued existence depends on the success of this offering and its future operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 9 - SUBSEQUENT EVENT


In January 2001, the Company files with the securities and Exchange Commission a Form SB-2 Registration Statement for approval under the Securities Act of 1933 to raise up to $3 million through the sales o, up to 1 million shares of common stock at $3 per share. As of October 31, 2000, the Company had a net tangible book value of $(l88,462), or approximately $(.0.02) per share. Without taking into account any changes in such net tangible book value would be $0.25 per share if all 1,000,000 shares offered hereby are sold, or would be $(0.01) per share if only 35,000 shares (minimum number) offered hereby are sold. The following table illustrates this per share dilution:

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Bylaws of the Company provide that directors of the Company will not be personally liable for monetary damages to the company or its shareholders for breaches of their duties as directors except in instances of self-dealing, willful misconduct or recklessness, criminal violations or liabilities involving the payment of taxes. Such limitations are designed to protect the directors at the possible disadvantage of shareholders, however management believes such protection is necessary to induce talented individuals, with important advantages for the Company, to serve on the board.

The Company has included provisions in its Bylaws providing for indemnification of its directors and officers by the Company to the maximum extent permitted under applicable law, including the advancement of expenses incurred by a director or officer in any suit in which the director or officer is involved. The Company believes that such actions will assist it in attracting and retaining qualified individuals to serve as directors and officers. Prospective investors should be aware, however, that the costs associated with indemnifying a director or officer could be significant and, if not covered by insurance, could adversely affect the Company's results of operations. Furthermore, in situations where the Company has advanced litigation expenses to a director or officer and the director or officer is required to repay the expenses because it is ultimately determined that the director or officer is not entitled to indemnification, the director or officer may not have sufficient cash or assets to repay the expenses advanced by the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares, the company will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following costs have been incurred in connection with the preparation of documents and other costs associated with the Offering:

         Accounting Fees                                      $  5,000
         Legal Fees                                           $ 10,000
         Standard & Poors Registration                        $  4,975
         Printing & Copying                                   $  7,500
         Computer Conversion & Set-up Fees                    $  5,500
         Filing Fees                                          $    525
         Miscellaneous Costs                                  $  1,500
         Consulting Fees                                      $ 15,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


1. At inception May 19, 2000, the Company issued 8,481,400 shares of Common Stock to Thomas H. Langel, its founder, in exchange for cash, the Shares were issued at per share value $0.001.


2. On May 25, 2000 the Company issued 33,333 shares of Common Stock to Michael Langel, brother of the founder, in exchange for $10,000 cash advanced as payment for expenses of the Company prior to its incorporation, per share value of $0.30 per share.


3. On June 5, 2000 the Company issued 5,000 shares each to Everett Lay and Rose Lay, in-laws of the founder, in exchange for $5,000 cash advanced as payment for expenses of the Company prior to its incorporation, per share value of $0.50 per share.


4. On June 15, 2000 the founder gifted 4,582,500 shares of Common Stock to family members, employees, consultants and tithing to the church. No cash changed hands in this transaction.

5. On September 15, 2000 the Company issued 500,000 to consultants for services rendered at a stated value of $50,000.

6. On October 25, 2000 the Company issued 3,600 shares of Common Stock to a local radio station in exchange for $10,000 worth of radio advertising.

No additional shares of common stock have been issued.


All Shares were sold under Exemptions from Registration under Regulation D of the 1933 Codes.



ITEM 27. EXHIBITS.


         Articles of Incorporation - Attached Amendment to Articles of Incorporation - Attached By-Laws - Attached Legal Opinions - Attached Audited Financial Statements - Attached Tax Matter Opinion - See audited financial statements attached Earnings per share - See audited financial statements attached Trade Association Data - Attached


ITEM 28. UNDERTAKINGS.

         This registration falls within 415(a)(1)(ix) of the Securities Act of 1933. This is a first revision of the original filing. Post effective amendments will be made as required under Rule 415 and Item 512(a) and
         (c) of Regulation S-B.

Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan, State of Montana , on January 4, 2001


TRADEAWAY.COM, INC.
-------------------
(Registrant)

/s/ Thomas H. Langel
-----------------------------------
Thomas H. Langel, President and Director
By (Signature and Title)

/s/ Rod Moser
-----------------------------------
Rod Moser, Chief Financial Officer
By (Signature and Title)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


(Signature)        /s/ Thomas H. Langel
              --------------------------------
                      Thomas H. Langel
(Title)           PRESIDENT AND DIRECTOR

(Date)             MAY 7, 2001
                 ---------------


(Signature)        /s/ Rod Moser
              --------------------------------
                      Rod Moser
(Title)           CHIEF FINANCIAL OFFICER

(Date)             MAY 7, 2001
                 ---------------